                                                                    EXHIBIT 99.1


                           MANHATTAN ASSOCIATES, INC.

                                  RISK FACTORS

     The following factors may affect the Company's future performance, and should be considered by all investors and prospective investors in the Company.

     Limited Operating History. The Company was founded and shipped its first version of PkMS in 1990. The Company and its operations are subject to all of the risks inherent in the establishment of a new business enterprise. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Although the Company has experienced significant growth during the past five years, the Company does not believe that prior growth rates are sustainable or indicative of future operating results. There can be no assurance that the Company will be able to increase its level of revenue or maintain profitability in the future. Increases in operating expenses are expected to continue and, together with pricing pressures, may result in a decrease in operating income and operating margin percentage. The Company's limited operating history makes the prediction of future operating results difficult or impossible. Future operating results will depend on many factors, including, without limitation, the degree and rate of growth of the markets in which the Company competes and the accompanying demand for the Company's software products, the level of product and price competition, the ability of the Company to establish strategic marketing relationships and develop and market new and enhanced products and to control costs, the ability of the Company to expand its direct sales force and indirect distribution channels both domestically and internationally, the ability of the Company to integrate acquired businesses, and the ability of the Company to attract, train and retain consulting, technical and other key personnel.

     Potential Variability of Quarterly Operations and Financial Results; Possible Volatility of Stock. The Company's operations and related revenue and operating results could vary substantially from quarter to quarter. Among the factors causing these potential variations are fluctuations in the demand for the Company's products, the level of product and price competition in the Company's markets, the length of the Company's sales process, the size and timing of individual transactions, the mix of products and services sold, delays in, or cancellations of, customer implementations, the Company's success in expanding its services and customer support organizations as well as its direct sales force and indirect distribution channels, the timing of new product introductions and enhancements by the Company or its competitors, commercial strategies adopted by competitors, changes in foreign currency exchange rates, customers' budget constraints, the Company's ability to control costs and general economic conditions. A substantial portion of the Company's operating expenses, particularly personnel and facilities costs, are relatively fixed in advance of any particular quarter. As a result, any delay in the recognition of revenue may cause significant variations in operating results in any particular quarter. In addition, an increase or decrease in hardware sales, which provide the Company with lower gross margins than sales of software licenses or services, may contribute to the variability of the Company's operating results in any particular quarter. As a result of the foregoing factors, the Company's operating results for a future quarter may be above or below the expectations of public market analysts and investors. Should the Company's revenue and operating results fall below expectations, the price of the Company's Common Stock would be materially adversely affected. In addition, the securities markets and, in particular the high technology stock market sector, have experienced significant price and volume fluctuations from time to time that have often been unrelated or

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                                 Page 16 of 24
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disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock.

     Dependence on Single Product. The Company currently derives substantially all of its revenue from sales of its PkMS software and related services and hardware. The Company expects to continue to focus on distribution center management systems as its primary line of business, and any factor adversely affecting the market for distribution center management systems in general, or the Company's products in particular, could adversely affect the Company's business, financial condition and results of operations. The Company's future financial performance will depend in large part on the successful development, introduction and customer acceptance of new and enhanced versions of PkMS.
There can be no assurance that the Company will continue to be successful in marketing PkMS or any new or enhanced versions of PkMS. The market for distribution center management systems is intensely competitive, highly fragmented and subject to rapid technological change. The Company's future success will depend on continued growth in the market for distribution center management systems. There can be no assurance that the market for distribution center management systems will continue to grow. If this market fails to grow or grows more slowly than the Company currently anticipates, the Company's business, financial condition and results of operations would be materially adversely affected.

     Ability to Manage Growth. The Company has rapidly and significantly expanded its operations and anticipates that significant expansion will continue to be required in order to address potential market opportunities. The Company anticipates significantly increasing the size of its sales, support, services, marketing and research and development operations. There can be no assurance that such expansion will be successfully completed or that it will generate sufficient revenue to cover the Company's expenses. The Company has only recently begun the process of developing the management and operational capabilities and financial and accounting systems and controls necessary to support anticipated growth. For example, the Company hired its current Chief Financial Officer, Michael J. Casey, in November 1997. The Company did not previously have a Chief Financial Officer. In January 1998, the Company upgraded certain of its management information and accounting systems and the Company will need to continue to upgrade these and other systems to accommodate its expanding operations. There can be no assurance that the Company's expanded management information and accounting systems will be sufficient to support the Company's continued growth, if any. Similarly, the Company hired its Executive Vice President--Sales and Marketing, Gregory Cronin, in December 1997, and he is responsible for expanding the Company's sales and marketing operations. The ability of the Company to manage its growth, if any, will depend in large part on its ability to build effective management information and accounting systems, to generally improve and expand its operational and sales and marketing capabilities, to develop the management skills of its managers and supervisors, and to train, motivate and manage both its existing employees and the additional employees that will be required if the Company is to achieve its business objectives. There can be no assurance that the Company will succeed in developing all or any of these capabilities, and any failure to do so would have a material adverse effect on the Company's business, financial condition and results of operations.

     New Management Team; Dependence on Key Personnel. The Company's future success will depend to a significant extent on its Chairman of the Board, Chief Executive Officer and President, Alan J. Dabbiere, as well as the Company's other executive officers and technical, managerial and marketing personnel. A significant portion of the Company's senior management team has been in place for only a relatively short period of time. Oliver M. Cooper, Michael J. Casey, Gregory Cronin, Neil Thall, and David K. Dabbiere, Esq., the Company's Chief Operating Officer, Chief Financial Officer, Executive Vice President--Sales and Marketing, Vice President--Supply Chain Strategy and Vice President, General Counsel and Secretary, respectively, joined the Company full-time in August 1997, November 1997, December 1997, January 1998 and March 1998, respectively. Accordingly, each of these individuals has

                                   Form 10-Q
                                 Page 17 of 24
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been involved with only the most recent operating activity of the Company. The
Company's success will depend to a significant extent on the ability of its new executive officers to integrate themselves into the Company's daily operations, to gain the trust and confidence of the Company's other employees and to work effectively as a team. The loss of the services of any of the Company's executive officers could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that any of these individuals or any other key employee will not voluntarily terminate his employment with the Company. The Company does not maintain key man life insurance on any of its executive officers. The failure of the Company to maintain key man life insurance on its executive officers could have a material adverse effect on the Company's business, financial condition and results of operation. The Company believes that its future success will also depend significantly on its ability to attract, motivate and retain additional highly skilled technical, managerial, consulting, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, motivating and retaining the personnel required to grow and operate profitably. Failure to attract, motivate and retain such highly skilled personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

     Limited Predictability of Sales Due to Length of Sales Process. The sale of PkMS generally requires the Company to provide a significant level of education to prospective customers regarding the use and benefits of the product. Implementation of the Company's products involves a significant commitment of resources by prospective customers and is commonly associated with substantial integration efforts which must be performed by the Company and/or the customer. For these and other reasons, the length of time between the date of initial contact with the potential customer and execution of a software license agreement typically ranges from three to six months, and is subject to delays over which the Company may have little or no control. In addition, as the average dollar size of the sale of the Company's products and services increases, the Company expects the sales cycle to lengthen as a result of a more time-consuming approval process typically required by its potential customers. The Company's implementation cycle could also be lengthened by increases in the size and complexity of its implementations. In addition, the Company will need to continue hiring qualified personnel to complete such installations. The failure of the Company to attract and retain such personnel or the delay in, or cancellation of, sales or implementations of PkMS could have a material adverse effect on the Company's business, financial condition and results of operations and could cause the Company's operating results to vary significantly from quarter to quarter.

     Dependence on Hardware Revenue. In conjunction with the licensing of PkMS, the Company resells a variety of hardware products, developed and manufactured by third parties, in order to provide the Company's customers with an integrated distribution center management solution. Revenue from such hardware sales can amount to a significant portion of the Company's total revenue in any period.
As the market for the distribution of hardware products becomes more competitive, the Company's customers may choose to purchase such hardware directly from the manufacturers or distributors of such products, with a resultant decrease to the Company in such ancillary revenue and related contribution to income. The failure of the Company to maintain or increase hardware revenues may have a material adverse effect on the Company's business, financial condition and results of operations.

     Immigration Issues. The Company believes that its success in part has resulted from its ability to attract and retain persons with technical and project management skills, some of whom are citizens of other countries, principally India. Many of the Company's employees are employed by the Company pursuant to the United States Immigration and Naturalization Service ("INS") H-1(B), non-immigrant work-permitted visa classification. There is a limit on the number of new H-1(B) petitions that the INS may approve in any year, and in years in which this limit is reached, the Company may be unable to obtain H-1(B) visas necessary to bring additional foreign employees to the U.S. Compliance with existing U.S. immigration

                                   Form 10-Q
                                 Page 18 of 24
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laws, or changes in such laws making it more difficult to hire foreign nationals or limiting the ability of the Company to retain H-1(B) employees in the U.S., could require the Company to incur additional unexpected labor costs and expenses. Any such restrictions or limitations on the Company's hiring practices could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, Congress and administrative agencies with jurisdiction over immigration matters have periodically expressed concerns over the levels of immigration into the United States. These concerns have often resulted in proposed legislation, rules and regulations aimed at reducing the number of employment-based visas and permanent resident visas that may be issued. Recent action by the Indian government in developing and testing weapons in its nuclear arsenal may result in legislation, regulations or other sanctions which include limits on immigration of, and the granting of visas to, Indian nationals. Any changes in such laws making it more difficult to hire foreign nationals or limiting the ability of the Company to retain foreign employees could require the Company to incur additional unexpected labor costs and expenses or result in the Company having insufficient qualified personnel to carry on the business of the Company.

     The Company's Chief Technology Officer, Deepak Raghavan, is presently employed pursuant to an H-1(B) non-immigrant work-permitted visa that may be extended only through April 30, 2000. Mr. Raghavan's application for an EB-3 permanent immigrant visa is currently subject to a processing backlog which may or may not be alleviated in time for his EB-3 permanent immigrant visa to be issued before April 30, 2000. In the event that Mr. Raghavan's permanent work permit is not issued prior to such date, he may be required to leave the United States. In February 1998, Mr. Raghavan made a cash investment in the Company which allows him to qualify for an EB-5 permanent immigrant investor visa which may be granted sooner than the EB-3 permanent immigrant visa under his current application. While Mr. Raghavan received preliminary approval for the immigrant investor visa and the Company expects that such visa will be issued prior to April 30, 2000, there can be no assurance that any visa permitting Mr. Raghavan to remain in the United States will be issued prior to such date. In the event Mr. Raghavan is required to leave the United States, the Company's software development efforts, and thus its business, financial condition and results of operations, may be materially adversely affected.

     Competition. The market for the Company's products is intensely competitive, highly fragmented and subject to rapid technological change. The Company's competitors are diverse and offer a variety of solutions directed at various aspects of the supply chain, as well as the enterprise as a whole. The Company's existing competitors include distribution center management software vendors, the corporate information technology departments of potential customers capable of internally developing solutions, and smaller independent companies that have developed or are attempting to develop distribution center management software that competes with the Company's software solution.

     The Company may face competition in the future from business application software vendors that may broaden their product offerings by internally developing, or by acquiring or partnering with independent developers of, distribution center management software, and Enterprise Resource Planning ("ERP") and Supply Chain Management ("SCM") applications vendors. To the extent such ERP and SCM vendors develop or acquire systems with functionality comparable or superior to the Company's products, their significant installed customer bases, long-standing customer relationships and ability to offer a broad solution could provide a significant competitive advantage over the Company. In addition, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Many of the Company's competitors and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition and a larger installed base of customers than the Company. In order to be successful in the future, the Company must continue to respond promptly and effectively to technological change and competitors' innovations. There can be no assurance that current or potential competitors of the Company will not

                                   Form 10-Q
                                 Page 19 of 24
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develop products comparable or superior in terms of price and performance features to those developed by the Company. In addition, no assurance can be given that the Company will not be required to make substantial additional investments in connection with its research, development, marketing, sales and customer service efforts in order to meet any competitive threat, or that the Company will be able to compete successfully in the future. Increased competition will result in reductions in market share, pressure for price reductions and related reductions in gross margins, any of which could materially and adversely affect the Company's ability to achieve its financial and business goals. There can be no assurance that in the future the Company will be able to successfully compete against current and future competitors.

     Risks Associated with Recent Acquisition and Possible Acquisitions. The Company has recently completed the PAC Acquisition and may in the future engage in selective acquisitions of other businesses that are complementary to those of the Company, including other providers of distribution center management solutions or technology. There can be no assurance that the Company will be able to identify additional suitable acquisition candidates available for sale at reasonable prices, consummate any acquisition or successfully integrate any acquired business (including the PAC business) into the Company's operations. Further, acquisitions may involve a number of special risks, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, results of operations and financial condition. Problems with an acquired business could have a material adverse effect on the performance of the Company as a whole. The Company expects to finance any future acquisitions with the proceeds of the its initial public offering (the "Offering") as well as with possible debt financing, the issuance of equity securities (common or preferred stock) or combinations of the foregoing. There can be no assurance that the Company will be able to arrange adequate financing on acceptable terms. If the Company were to proceed with one or more significant future acquisitions in which the consideration consisted of cash, a substantial portion of the Company's available cash (possibly a portion of the proceeds of the Offering) could be used to consummate the acquisitions. If the Company were to consummate one or more significant acquisitions in which the consideration consisted of stock, shareholders of the Company could suffer dilution of their interests in the Company. Many business acquisitions must be accounted for using the purchase method of accounting. Most of the businesses that might become attractive acquisition candidates for the Company are likely to have significant intangible assets, and acquisition of these businesses, if accounted for as a purchase, would typically result in substantial goodwill amortization charges to the Company, reducing future earnings. In addition, such acquisitions could involve acquisition-related charges, such as one-time acquired research and development charges. For example, the Company intends, in the first quarter of 1998, to record an acquired research and development expense of approximately $1.6 million in connection with the PAC Acquisition. The Company accounted for this $1.6 million amount using an approach based on historical costs. This cost approach utilized by the Company is not a widely used methodology to value acquired research and development in a technology acquisition. Many acquisitions in the software industry are accounted for utilizing an income-based approach to the valuation of acquired research and development. There can be no assurance that the cost based approach utilized by the Company accurately reflects the value of the acquired research and development.

     Establishment of Indirect Channels; Potential for Channel Conflict. Although the Company has historically focused its efforts on marketing through its direct sales force, the Company is increasing resources dedicated to developing indirect marketing channels such as systems integrators. There can be no assurance that the Company will be able to attract and retain a sufficient number of systems integrators to market successfully the Company's PkMS product. In addition, there can be no assurance that the Company's potential systems integrators will not develop, acquire or market products competitive with the Company's PkMS product. In addition, sales of PkMS through its indirect channels are also likely to reduce

                                   Form 10-Q
                                 Page 20 of 24
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the Company's gross profits from its consulting services as the Company's third party systems integrators provide these services. Selling through indirect channels may limit the Company's contact with its customers. As a result, the Company's ability to accurately forecast sales, evaluate customer satisfaction and recognize emerging customer requirements may be hindered. The Company's strategy of marketing its PkMS product directly to customers and indirectly through systems integrators may result in distribution channel conflicts. The Company's direct sales efforts may compete with those of its indirect channels and, to the extent different systems integrators target the same customers, systems integrators may also come into conflict with each other. As the Company strives to expand its indirect distribution channels, there can be no assurance that emerging channel conflicts will not have a material adverse effect on its relationships with potential systems integrators or adversely affect its ability to attract new systems integrators.

     Risks Associates with International Expansion. Revenue outside of North America has not been significant to date; however, a key element of the Company's business strategy is to increase its international sales. The Company expects to face competition from foreign distribution center management system providers in their respective native countries. To successfully expand international sales, the Company will need to recruit and retain international systems integrators. There can be no assurance that the Company will be able to maintain or increase international sales of its products or that the Company's international distribution channels will be able to adequately market, service and support the Company's products. International operations generally are subject to certain risks, including dependence on independent resellers, fluctuations in foreign currency exchange rates, compliance with foreign regulatory and market requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, costs of localizing products for foreign countries, lack of acceptance of localized products in foreign countries, longer accounts receivable payment cycles, difficulties in managing international operations, difficulties in enforcing intellectual property rights and the burdens of complying with a wide variety of foreign laws. Currently, the Company does not operate sales offices outside of the United States. The Company intends to establish international sales offices, and such operations will be subject to certain additional risks, including difficulties in staffing and managing such operations and potentially adverse tax consequences including restrictions on the repatriation of earnings.

     To date, all of the Company's sales have been made in United States dollars and the Company has not engaged in any hedging transactions through the purchase of derivative securities or otherwise. However, should the Company's revenue from international sales increase as intended, and should such sales be denominated in foreign currencies, the failure of the Company to adopt an adequate hedging strategy to guard against foreign currency fluctuations could have a material adverse effect on the Company's business, financial condition and results of operations.

     Concentration of Control. The Company's directors, officers and their affiliates beneficially own approximately 80% of the Company's outstanding Common Stock. In particular, Alan J. Dabbiere, the Chairman of the Board, Chief Executive Officer and President of the Company, beneficially owns approximately 46.5% of the Company's outstanding Common Stock. As a result, these stockholders have, and are expected to continue to have, the ability to elect the Company's directors and to determine the outcome of corporate actions requiring stockholder approval. This concentration of ownership may have the effect of delaying or preventing a change of control of the Company.

     Risks Associated with Rapid Technological Advances; Necessity of Developing New Products. The market for distribution center management systems is subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render

                                   Form 10-Q
                                 Page 21 of 24
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existing products and services obsolete. As a result, the Company's position in this market could be eroded rapidly by unforeseen changes in customer requirements for application features, functions and technologies. The Company's growth and future operating results will depend in part upon its ability to enhance existing applications and develop and introduce new applications that meet or exceed technological advances in the marketplace, that meet changing customer requirements, that respond to competitive products and that achieve market acceptance. In certain circumstances, the Company has committed to update its software to reflect new shipping and labeling requirements of certain retailers, if requested by the Company's customers. Although the Company is presently developing a client/server version of its PkMS product, there can be no assurance that this product will be completed to meet potential customer demands, if any, on a timely basis. The Company's product development and testing efforts have required, and are expected to continue to require, substantial investments by the Company. There can be no assurance that the Company will continue to possess sufficient resources to make necessary investments in technology. In addition, there can be no assurance that the Company's products will meet the requirements of the marketplace and achieve market acceptance, or that the Company's current or future products will conform to industry standards in the markets they serve. If the Company is unable, for technological or other reasons, to develop and introduce new and enhanced products in a timely manner, the Company's business, financial condition and results of operations could be materially adversely affected.

     Potential Liability to Clients. Many of the Company's installations involve products that are critical to the operations of its clients' businesses and provide benefits that may be difficult to quantify. Any failure in a client's system could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. Although the Company attempts to limit contractually its liability for damages arising from negligent acts, errors, mistakes or omissions, there can be no assurance the limitations of liability set forth in its contracts will be enforceable in all instances or would otherwise protect the Company from liability for damages. Although the Company maintains general liability insurance coverage, including coverage for errors or omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that exceed available insurance coverage or changes in the Company's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect the Company's business, financial condition and results of operations.

     Intellectual Property Rights. The Company relies on a combination of copyright, trade secret, trademark, service mark and trade dress laws, confidentiality procedures and contractual provisions to protect its proprietary rights in its products and technology. There can be no assurance, however, that the confidentiality agreements on which the Company relies to protect its trade secrets and proprietary technology will be adequate. Further, the Company may be subject to additional risks as it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries. Litigation to defend and enforce the Company's intellectual property rights could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations, regardless of the final outcome of such litigation. Despite the Company's efforts to safeguard and maintain its proprietary rights both in the United States and abroad, there can be no assurance that the Company will be successful in doing so, or that the steps taken by the Company in this regard will be adequate to deter misappropriation or independent third party development of the Company's technology or to prevent an unauthorized third party from copying or otherwise obtaining and using the Company's products or technology. Any such events could have a material adverse effect on the Company's business, financial condition and results of operations.

                                   Form 10-Q
                                 Page 22 of 24
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     As the number of supply chain management applications in the industry increases and the functionality of these products further overlaps, software development companies like the Company may increasingly become subject to claims of infringement or misappropriation of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement or misappropriation claims against the Company in the future with respect to current or future products. Any claims or litigation, with or without merit, could be time-consuming, result in costly litigation, diversion of management's attention and cause product shipment delays or require the Company to enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to the Company, if at all, which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, financial condition and results of operations.

     Certain Anti-Takeover Provisions. The Board of Directors has authority to issue up to 20,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of the preferred stock without further vote or action by the Company's stockholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of a preferred stock that may be issued in the future. While the Company has no present intention to issue shares of preferred stock, such issuance, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, the Company's Articles of Incorporation and Bylaws contain provisions that may discourage proposals or bids to acquire the Company. These provisions could have the effect of making it more difficult for a third party to acquire control of the Company.

     Shares Eligible for Future Sale. Sales of a substantial number of shares of Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock prevailing from time to time. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and lock-up agreements executed by officers, directors, option holders and all stockholders of the Company under which such security holders have agreed not to sell or otherwise dispose of any of their shares before October 21, 1998 without the prior written consent of Deutsche Morgan Grenfell Inc., the lead managing underwriter in the Offering. There are 19,681,674 shares of Common Stock outstanding as June 51, 1998 which are "restricted" shares under the Securities Act. As a result of the lock-up agreements described above and the provisions of Rules 144(k), 144 and 701 promulgated under the Securities Act ("Rule 144(k)," "Rule 144" and "Rule 701," respectively), approximately 19,345,008 shares will become eligible for sale in the public market beginning October 21, 1998 and approximately 336,666 shares will become eligible for sale in February 1999. In addition, the Company intends to register for offer and sale under the Securities Act 5,729,784 shares of Common Stock issued or issuable under the Company's stock option plans and other stock options.

     Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish twenty-first century dates from twentieth century dates. As a result, over the next two years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. The latest versions of the Company's products are designed to be Year 2000 compliant. The Company is in the process of determining the extent to which its earlier software products as implemented in the Company's installed

                                   Form 10-Q
customer base are Year 2000 compliant, as well as the impact of any non-compliance on the Company and its customers. The Company does not currently believe that the effects of any Year 2000 non-compliance in the Company's installed base of software will result in a material adverse effect on the Company's business, financial condition or results of operations. However, the Company's investigation is in its preliminary stages, and no assurance can be given that the Company will not be exposed to potential claims resulting from system problems associated with the century change. There can also be no assurance that the Company's software products that are designed to be Year 2000 compliant contain all necessary date code changes.

     The Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues in a variety of ways. Many companies are expending significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase software products such as those offered by the Company. Potential customers may also choose to defer purchasing Year 2000 compliant products until they believe it is absolutely necessary, thus potentially resulting in stalled market sales within the industry. Conversely, Year 2000 issues may cause other companies to accelerate purchases, thereby causing an increase in short-term demand and a consequent decrease in long-term demand for software products. Additionally, Year 2000 issues could cause a significant number of companies, including current Company customers, to reevaluate their current software needs and as a result switch to other systems or suppliers. Any of the foregoing could result in a material adverse effect on the Company's business, financial condition and results of operations.

                                   Form 10-Q
                                 Page 24 of 24